Exhibit 10.22
[LOGO]
General Conditions of the Contract for Construction
Construction Manager—Adviser Edition

AIA Document A201/CMa—Electronic Format

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

Copyright 1975, 1980, copyright 1992 by The American Institute of Architects, 1735 New York Avenue N.W., Washington D.C. 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

Table of Articles
1. 2. 3. 4. 5. 6. 7.	GENERAL PROVISIONS OWNER CONTRACTOR ADMINISTRATION OF THE CONTRACT SUBCONTRACTORS CONSTRUCTION BY OWNER OR BY OTHER CONTRACTORS CHANGES IN THE WORK	8. 9. 10. 11. 12. 13. 14.	TIME PAYMENTS AND COMPLETION PROTECTION OF PERSONS AND PROPERTY INSURANCE AND BONDS UNCOVERING AND CORRECTION OF WORK MISCELLANEOUS PROVISIONS TERMINATION OR SUSPENSION OF THE CONTRACT

AIA DOCUMENT A201/CMs - GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - CONSTRUCTION MANAGER-ADVISER EDITION - AIA ® - © 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHING-TON, D.C., 20006-5292 8 WARNING: Unlicensed photocopying violates U.S. copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.
Electronic Format A201/CMa-1992
User Document: 6-9-99SUPPLEMENTARY.DOC — 6/18/1999. AIA License Number 109005, which expires on 6/6/2000 — Page #1

INDEX

Acceptance of Nonconforming Work	9.6.6, 9.9.3.12.3
Acceptance of Work	9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
Access to Work	3.16, 6.2.1, 12.1
Accident Prevention	4.6.6, 10
Acts and Omissions	3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.6.6, 4.6.2, 4.7.9, 8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda	1.1.1, 3.11
Additional Costs, Claims for	4.7.6, 4.7.7, 4.7.9, 6.1.1, 10.3
Additional Inspections and Testing	4.6.10, 9.8.2, 12.2.1, 13.5
Additional Time, Claims for	4.7.6, 4.7.8, 4.7.9, 8.3.2, 10.3
ADMINISTRATION OF THE CONTRACT	3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid	1.1.1
Aesthetic Effect	4.6.20, 4.9.1
Allowances	3.8
All-risk Insurance	11.3.1.1
Applications for Payment	4.6.9, 7.3.7, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals	2.4, 3.3.3, 3.5, 3.10.3, 3.12.4 through 3.12.8, 3.18.3, 4.6.12, 9.3.2, 11.3.1.4, 13.4.2, 13.5
Arbitration	4.5, 4.7.4, 4.9, 8.3.1, 10.1.2, 11.3.9, 11.3.10
Architect	4.1
Architect, and Certificate of Payment	4.6.9
Architect, Definition of	4.1.1
Architect, Extent of Authority	2.4.1, 3.12.6, 4.6.6, 4.7.2, 5.2, 6.3, 7.1.2, 7.2.1, 7.4.9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8.2, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility	3.3.3, 3.12.8, 3.12.11, 4.6.5, 4.6.6, 4.6.10, 4.6.12, 4.6.17, 4.6.19, 4.6.20, 4.7.2, 5.2.1, 7.4, 9.6.4
Architect’s Additional Services and Expenses	2.4, 9.8.2, 11.3.1.1, 12.2.1, 12.2.4, 13.5.2, 13.5.3, 14.2.4
Architect’s Administration of the Contract	4.6, 4.7.6, 4.7.7, 4.8, 9.4, 9.5
Architect’s Approvals	2.4.1, 3.5.1, 3.10.3, 3.12.6, 3.12.8, 3.18.3, 4.6.12
Architect’s Authority to Reject Work	3.5.1, 4.6.10, 12.1.2, 12.2.1
Architect’s Copyright	1.3
Architect’s Decisions	4.6.10, 4.6.12, 4.6.18, 4.6.19, 4.6.20, 4.7.2, 4.7.6, 4.8.1, 4.8.4, 4.9, 6.3, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect’s Inspections	4.6.5, 4.6.16, 4.7.6, 9.4.3, 9.8.2, 9.9.2, 9.10.1, 13.5
Architect’s Instructions	4.6.10, 4.6.12, 7.4.1, 9.4.3, 12.1, 13.5.2
Architect’s Interpretations	4.6.18, 4.6.19, 4.7.7
Architect’s On-Site Observations	4.6.5, 4.6.9, 4.7.6, 9.4.3, 9.5.1, 9.10.1, 13.5
Architect’s Project Representative	4.6.17
Architect’s Relationship with Contractor	1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.12.11, 3.16, 3.18, 4.6.6, 4.6.7, 4.6.10, 4.6.12, 4.6.19, 5.2, 6.2.2, 7.3.4, 9.8.2, 10.1.2, 10.1.4, 10.1.5, 11.3.7, 12.1, 13.5
Architect’s Relationship with Construction Manager	1.1.2, 2.4.1, 3.12.6, 3.12.8, 4.6.8, 4.6.10, 4.6.14, 4.6.16, 4.6.18, 6.3.1, 9.7.1, 9.8, 9.9.1, 9.9.2, 9.10.1, 9.10.2, 9.10.3, 12.2.4, 13.5.1, 13.5.2, 13.5.4, 14.2.4

Architect’s Relationship with Subcontractors	1.1.2, 4.6.6, 4.6.7, 4.6.10, 5.3.1, 9.6.3, 9.6.4, 11.3.7
Architect’s Representations	9.4.3, 9.5.1, 9.10.1
Architect’s Site Visits	4.6.5, 4.6.9, 4.6.16, 4.7.6, 9.4.3, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Asbestos	10.1.2, 10.1.3, 10.1.4
Attorneys’ Fees	3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts	6.1.1
Award of Subcontracts and Other Contracts for Portions of the Work	5.2
Basic Definitions	1.1
Bidding Requirements	1.1.1, 1.1.7, 5.2.1, 11.4.1
Boiler and Machinery Insurance	11.3.2
Bonds, Lien	9.10.2
Bonds, Performance, and Payment	7.3.6.4, 9.10.3, 11.3.9
Building Permit	2.2.3, 3.7.1
Capitalization	1.4
Certificate of Substantial Completion	9.8.2
Certificates for Payment	4.6.8, 4.6.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval	3.12.11, 13.5.4
Certificates of Insurance	9.3.2, 9.10.2, 11.1.3
Change Orders	1.1.1, 2.4.1, 3.8.2.4, 3.11.1, 4.6.13, 4.7.3, 5.2.3, 7.1, 7.2, 7.3.2, 8.3.1, 9.3.1.1, 9.10.3, 11.3.1.2, 11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of	7.2.1
Changes	7.1
CHANGES IN THE WORK	3.11, 4.6.13, 4.6.14, 7, 8.3.1, 9.3.1.1, 10.1.3
Claim, Definition of	4.7.1
Claims and Disputes	4.7, 4.8, 4.9, 6.2.5, 8.3.2, 9.3.1.2, 9.3.3, 9.10.4, 10.1.4
Claims and Timely Assertion of Claims	4.9.6
Claims for Additional Cost	4.7.6, 4.7.7, 4.7.9, 6.1.1, 10.3
Claims for Additional Time	4.6.9, 4.7.6, 4.7.8, 4.7.9, 8.3.2
Claims for Concealed or Unknown Conditions	4.7.6
Claims for Damages	3.18, 4.7.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Claims Subject to Arbitration	4.7.2, 4.8.4, 4.6.1
Cleaning Up	3.15, 6.3
Commencement of Statutory Limitation Period	13.7
Commencement of the Work, Conditions Relating to	2.12, 2.2.1, 3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.7.7, 5.2.1, 6.2.2, 8.1.2, 8.2.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Commencement of the Work, Definition of	8.1.2
Communications, Owner to Architect	2.2.6
Communications, Owner to Construction Manager	2.2.6
Communications Facilitating Contract Administration	3.9.1, 4.6.7, 5.2.1
Completion, Conditions Relating to	3.11, 3.15, 4.6.5, 4.6.16, 4.7.2, 9.4.2, 9.8, 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
COMPLETION, PAYMENTS AND	9
Completion, Substantial	4.6.16, 4.7.5.2, 8.1.1, 8.1.3, 8.2.3, 9.8, 9.9.1, 12.2.2, 13.7
Compliance with Laws	1.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2, 11.1, 11.3, 13.1, 13.5.1, 13.5.2, 13.6, 14.1.1, 14.2.1.3

Concealed or Unknown Conditions	4.7.6
Conditions of the Contract	1.1.1, 1.1.7, 6.1.1
Consent, Written	1.3.1, 3.12.8, 3.14.2, 4.7.4, 4.9.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.12, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY OTHER CONTRACTORS	1.1.4, 6
Construction Change Directive, Definition of	7.3.1
Construction Change Directives	1.1.1, 4.6.13, 7.1, 7.3, 9.3.1.1
Construction Manager	4.2
Construction Manager, and Building Permits	2.2.3
Construction Manager, Claims against	4.7.2
Construction Manager, Communications through	4.6.7
Construction Manager, and Construction Schedule	3.10.1, 3.10.2
Construction Manager, Definition of	4.2.1
Construction Manager, and Documents and Samples at the Site	3.11.1
Construction Manager, Extent of Authority	3.12.6, 3.12.8, 4.3, 4.6.3, 4.6.11, 7.1.2, 7.2.1, 7.3.1, 8.3.1, 9.2.1, 9.3.1, 9.4.1, 9.4.3, 9.8.2, 9.8.3, 9.9.1, 12.1, 12.2.1, 12.2.4, 14.2.2, 14.2.4
Construction Manager, Limitations of Authority and Responsibility	4.6.6, 4.6.10, 13.4.2
Construction Manager, and Submittals	3.10.3
Construction Manager’s Additional Services and Expenses	12.2.1, 12.2.4
Construction Manager’s Administration of the Contract	4.6, 9.4, 9.5
Construction Manager’s Approval	2.4.1, 3.10.3
Construction Manager’s Authority to Reject Work	4.6.10, 12.2.1
Construction Manager’s Decisions	7.3.6, 7.3.7, 7.3.8, 9.3.1, 9.4.1, 9.5.1
Construction Manager’s Inspections	4.6.10, 9.4.3, 9.8.2, 9.9.2, 12.1.1
Construction Manager’s On-Site Observations	9.5.1
Construction Manager’s Relationship with Architect	1.1.2, 4.6.8, 4.6.10, 4.6.11, 4.6.14, 4.6.16, 4.6.18, 6.3.1, 9.2.1, 9.4.2, 9.4.3, 9.6.1, 9.6.3, 9.8.2, 9.8.3, 9.9.1, 9.10.1, 9.10.2, 9.10.3, 11.1.3, 12.2.4, 13.5.1, 13.5.2, 13.5.4, 14.2.2, 14.2.4
Construction Manager’s Relationship with Contractor
3.2.1, 3.2.2, 3.3.1, 3.3.3, 3.5.1, 3.7.3, 3.10.1, 3.10.2, 3.10.3, 3.11.1, 3.12.5, 3.12.6, 3.12.8, 3.12.9, 3.12.10, 3.12.11, 3.13.2, 3.14.2, 3.15.2, 3.16.1, 3.17.1, 3.18.1, 3.18.3, 4.6.3, 4.6.4, 4.6.6, 4.6.11, 5.2, 6.2.1, 6.2.2, 7.1.2, 7.2.1, 7.3.4, 7.3.6, 7.3.9, 8.3.1, 9.2.1, 9.3.1, 9.4.1, 9.4.2, 9.4.3, 9.7.1, 9.8.2, 9.9.1, 9.10.1, 9.10.2, 9.10.3, 10.1.1, 10.1.2, 10.1.5, 10.2.6, 11.3.7, 12.1, 13.5.1, 13.5.2, 13.5.3, 13.5.4

Construction Manager’s Relationship with Owner	2.2.3, 4.6.1, 4.6.2, 10.1.6
Construction Manager’s Relationship with Other Contractors and Owner’s	4.6.3
Construction Manager’s Relationship with Subcontractors	4.6.10, 5.3.1, 9.6.3, 9.6.4
Construction Manager’s Representations	9.4.3, 9.5.1
Construction Manager’s Site Visits	9.4.4, 9.5.1

Construction Schedules, Contractor’s	3.10, 4.6.3, 4.6.4
Contingent Assignment of Subcontracts	5.4
Continuing Contract Performance	4.7.4
Contract, Definition of	1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE	4.7.7, 5.4.1.1, 14
Contract Administration	3.3.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to	3.7.1, 3.10, 5.2.9.2, 11.1.3, 11.3.6, 11.4.1
Contract Documents, The	1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of	1.3, 2.2.5, 5.3
Contract Documents, Definition of	1.1.1
Contract Performance During Arbitration	4.7.4, 4.9.3
Contract Sum	3.8, 4.7.6, 4.7.7, 4.8.4, 5.2.3, 7.2, 7.3, 9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
Contract Sum, Definition of	9.1.1
Contract Time	4.7.6, 4.7.8.1, 4.8.4, 7.2.1.3, 7.3, 8.2.1, 8.3.1, 9.7, 12.1.1
Contract Time, Definition of	8.1.1
CONTRACTOR	3
Contractor, Definition of	3.1.1, 6.1.2
Contractor’s Bid	1.1.1
Contractor’s Construction Schedules	3.10
Contractor’s Employees	3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.6.6, 4.6.10, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Contractor’s Liability Insurance	11.1, 11.3.1.5
Contractor’s Relationship with Separate Contractors and Owner’s Forces	3.12.5, 3.14.2, 4.6.3, 4.6.7, 12.2.5
Contractor’s Relationship with Subcontractors	1.2.4, 3.3.2, 3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor’s Relationship with the Architect
1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.10.1, 3.10.3, 3.11.1, 3.12.6, 3.12.8, 3.12.9, 3.16.1, 3.18, 4.6.6, 4.6.7, 4.6.10, 4.6.12, 4.6.19, 5.2, 6.2.2, 7.3.4, 9.2, 9.3.1, 9.8.2, 9.10.3, 10.1.2, 10.1.5, 10.2.6, 11.3.7, 12.1, 13. 5

Contractor’s Relationship with the Construction Manager
1.1.2, 3.2.1, 3.2.2, 3.3.1, 3.3.3, 3.5.1, 3.7.3, 3.7.4, 3.10.1, 3.10.2, 3.10.3, 3.11.1, 3.12.5, 3.12.6, 3.12.8, 3.12.9, 3.12.11, 3.13.2, 3.14.2, 3.15.2, 3.16.1, 3.17.1, 3.18.1, 3.18.3, 4.6.3, 4.6.4, 4.6.6, 5.2, 6.2.1, 6.2.2, 7.1.2, 7.2.1, 7.3.4, 7.3.6, 7.3.9, 8.3.1, 9.2.1, 9.3.1, 9.4.1, 9.4.2, 9.4.3, 9.7.1, 9.8.2, 9.9.1, 9.10.1, 9.10.2, 9.10.3, 10.1.1, 10.1.2, 10.1.5, 10.2.6, 11.3.7, 12.1, 13.5.1, 13.5.2, 13.5.3, 13.5.4

Contractor’s Representations	1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3
Contractor’s Responsibility for Those Performing	3.3.2, 3.18, 4.6.6, 10
Contractor’s Review of Contract Documents	1.2.2, 3.2, 3.7.3
Contractor’s Right to Stop the Work	9.7
Contractor’s Right to Terminate the Contract	14.1
Contractor’s Submittals	3.10, 3.11, 3.12, 4.6.12, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.4.2
Contractor’s Superintendent	3.9, 10.2.6

Contractor’s Supervision and Construction Procedures	1.2.4, 3.3, 3.4, 4.6.6, 8.2.2, 8.2.3, 10
Contractual Liability Insurance	11.1.1.7, 11.2.1, 11.3.1.5
Coordination and Correlation	1.2.2, 1.2.4, 3.3.1, 3.10, 3.12.7, 6.2.1
Copies Furnished of Drawings and Specifications	1.3, 2.2.5, 3.11
Correction of Work	2.3, 2.4, 3.2.1, 4.6.1, 9.8.2, 9.9.1, 12.1.2, 12.2, 13.7.1.3
Cost, Definition of	7.3.6
Costs
2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2, 4.7.6, 4.7.7, 4.7.8.1, 5.2.3, 6.1.1, 6.2.3, 6.3.1, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2, 11.3.1.2, 11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4, 12.2.5, 13.5, 14

Cutting and Patching	3.14, 6.2.6
Damage to Construction of Owner or Separate Contractors	3.14.2, 6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work	3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for	3.18, 4.6.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Damages for Delay	6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of	8.1.2
Date of Substantial Completion, Definition of	8.1.3
Day, Definition of	8.1.4
Decisions of the Architect	4.6, 4.7, 6.3, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Decisions of the Construction Manager	4.3, 7.3.6, 7.3.7, 7.3.8, 9.3.1, 9.4.1, 9.4.3, 9.5.1
Decisions to Withhold Certification	9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of	2.3, 2.4, 3.5.1, 4.6.1, 4.6.10, 4.7.5, 9.5, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work, Definition of	3.5.1
Definitions	1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.2.1, 4.7.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time	4.7.1, 4.7.8.1, 4.7.8.2, 6.1.1, 6.2.3, 7.2.1, 7.3.1.3, 7.3.4, 7.3.5, 7.3.8, 7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4
Disputes	4.7, 4.8, 4.9, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site	3.11
Drawings, Definition of	1.1.5
Drawings and Specifications, Use and Ownership of	1.1.1, 1.3, 2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions	3.2
Effective Date of Insurance	8.2.2, 11.1.2
Emergencies	4.7.7, 10.3
Employees, Contractor’s	3.3.2, 3.4.2, 3.8.1, 3.9, 3.18.1, 3.18.2, 4.6.6, 4.6.10, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.6.12, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 11.3, 12.2.4, 14.1.2, 14.2.1, 14.2.2
Execution and Progress of the Work	1.2.3, 3.4.1, 3.5.1, 4.6.5, 4.6.6, 4.7.4, 4.7.8, 6.2.2, 7.1.3, 8.2, 8.3, 9.5, 9.9.1, 10.2.3
Execution, Correlation and Intent of the Contract Documents	1.2, 3.7.1

Extensions of Time	4.7.1, 4.7.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor	9.5.1.3, 14.2.1.2
Failure of Payment by Owner	4.7.7, 9.7, 14.1.3
Faulty Work	(See Defective or Nonconforming Work)
Final Completion and Final Payment	4.6.1, 4.6.16, 4.7.2, 4.7.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangements, Owner’s	2.2.1
Fire and Extended Coverage Insurance	11.3.1.1, 11.3.5, 11.3.7
GENERAL PROVISIONS	1
Governing Law	13.1
Guarantees	(See Warranty and Warranties)
Hazardous Materials	10.1, 10.2.4
Identification of Contract Documents	1.2.1
Identification of Subcontractors and Suppliers	5.2.1
Indemnification	3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
Information and Services Required of the Owner	2.1.2, 2.2, 4.7.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2, 9.10.3, 10.1.4, 11.2, 11.3, 13.5.1, 13.5.2
Injury or Damage to Person or Property	4.7.9
Inspections	3.3.3, 3.3.4, 3.7.1, 4.6.5, 4.6.6, 4.6.16, 4.7.6, 9.4.3, 9.8.2, 9.9.2, 9.10.1, 12.1.1, 13.5
Instructions to Bidders	1.1.1
Instructions to the Contractor	3.8.1, 4.6.13, 5.2.1, 7, 12.1, 13.5.2
Insurance	4.7.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery	11.3.2
Insurance, Contractor’s Liability	11.1, 11.3.1.13
Insurance, Effective Date of	8.2.2, 11.1.2
Insurance, Loss of Use	11.3.3
Insurance, Owner’s Liability	11.2, 11.3.1.3
Insurance, Property	10.2.5, 11.3
Insurance, Stored Materials	9.3.2, 11.3.1.4
INSURANCE AND BONDS	11
Insurance Companies, Consent to Partial Occupancy	9.9.1, 11.3.11
Insurance Companies, Settlement with	11.3.10
Intent of the Contract Documents	1.2.3, 3.12.4, 4.6.10, 4.6.12, 4.6.19, 4.6.20, 7.4
Interest	13.6
Interpretation	1.2.5, 1.4, 1.5, 4.1.1, 4.7.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written	4.6.18, 4.6.19, 4.7.7
Joinder and Consolidation of Claims Required	4.9.5
Judgment on Final Award	4.9.1, 4.9.4.1, 4.9.7
Labor and Materials, Equipment	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.6.12, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14.1.2, 14.2.1, 14.2.2
Labor Disputes	8.3.1
Laws and Regulations	1.3, 3.6, 3.7, 3.13, 4.1.1, 4.9.5, 4.9.7, 9.9.1, 10.2.2, 11.1, 11.3, 13.1, 13.4.1, 13.5.1, 13.5.2, 13.6
Liens	2.1.2, 4.7.2, 4.7.5.1, 8.2.2, 9.3.3, 9.10.2
Limitation on Consolidation or Joinder	4.9.5
Limitations, Statutes of	4.9.4.2, 12.2.6, 13.7
Limitations of Authority	3.3.1, 4.6.12, 4.6.17, 5.2.2, 5.2.4, 7.4, 11.3.10

Limitations of Liability	2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.11, 3.17, 3.18, 4.6.10, 4.6.12, 4.6.19, 6.2.2, 9.4.4, 9.6.4, 9.10.4, 10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2
Limitations of Time, General
2.2.1, 2.2.4, 3.2.1, 3.7.3, 3.8.2, 3.10, 3.12.5, 3.15.1, 4.6.1, 4.6.12, 4.6.18, 4.7.2, 4.7.3, 4.7.4, 4.7.6, 4.7.9, 4.6.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4, 8.2, 9.2, 9.5, 9.6.2, 9.8, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5, 11.3.6, 12.2.1, 12.2.2, 13.5, 13.7, 14.3

Limitations of Time, Specific
2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1, 4.6.1, 4.6.18, 4.7, 4.8, 4.9, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14.1, 14.2.2

Loss of Use Insurance	11.3.3,
Material Suppliers	1.3.1, 3.12.1, 4.6.7, 4.6.10, 5.2.1, 9.3.1, 9.3.1.2, 9.3.3, 9.4, 9.6.5, 9.10.4
Materials, Hazardous	10.1, 10.2.4
Materials, Labor, Equipment and	1.1.3, 1.1.6, 3.4.1, 3.5.1, 3.8.2, 3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.6.12, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14.1.2, 14.2.1, 14.2.2
Means, Methods, Techniques, Sequences and Procedures of Construction	3.3.1, 4.6.6, 4.6.12, 9.4.3
Minor Changes in the Work	1.1.1, 4.6.13, 4.7.7, 7.1, 7.4
MISCELLANEOUS PROVISIONS	13
Modifications, Definition of	1.1.1
Modifications to the Contract	1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.6.1, 5.2.3, 7, 8.3.1, 9.7
Mutual Responsibility	6.2
Nonconforming Work, Acceptance of	12.3
Nonconforming Work, Rejection and Correction of	2.3.1, 4.7.5.2, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice	2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8, 3.12.9, 3.17, 4.7, 4.8.4, 4.9, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14,
Notice, Written	2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.7, 4.8.4, 4.9, 5.2.1, 5.3, 5. 4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections	13.5.1, 13.5.2
Notice to Proceed	8.2.2
Notices, Permits, Fees and	2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect’s On-Site	4.6.5, 4.6.9, 4.6.10, 4.7.6, 9.4.4, 9.5.1, 9.10.1, 12.1.1, 13.5
Observations, Construction Manager’s On-Site	9.4.4, 12.1.1
Observations, Contractor’s	1.2.2, 3.2.2
Occupancy	9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect	4.6.5, 4.6.16, 4.7.6, 9.4.4, 9.8.2, 9.9.2, 9.10.1
On-Site Observations by the Architect	4.6.5, 4.6.9, 4.7.6, 9.4.4, 9.5.1, 9.10.1, 13.5
On-Site Observations by the Construction Manager	9.4.4, 9.5.1
Orders, Written	2.3, 3.9, 4.7.7, 7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1
OWNER	2
Owner, Definition of	2.1

Owner, Information and Services Required of the	2.1.2, 2.2, 4.6.2, 4.6.4, 6, 9, 10.1.4, 10.1.6, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner’s Authority	3.8.1, 5.2.1, 5.2.4, 5.4.1, 7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner’s Financial Capability	2.2.1, 14.1.1.5
Owner’s Liability Insurance	11.2
Owner’s Loss of Use Insurance	11.3.3
Owner’s Relationship with Subcontractors	1.1.2, 5.2.1, 5.4.1, 9.6.4
Owner’s Right to Carry Out the Work	2.4, 12.2.4, 14.2.2.2
Owner’s Right to Clean Up	6.3
Owner’s Right to Perform Construction and to Award Separate Contracts	6.1
Owner’s Right to Stop the Work	2.3, 4.7.7
Owner’s Right to Suspend the Work	14.3
Owner’s Right to Terminate the Contract	14.2
Ownership and Use of Architect’s Drawings, Specifications and Other Documents	1.1.1, 1.3, 2.2.5, 5.3
Partial Occupancy or Use	9.6.6, 9.9, 11.3.11
Patching, Cutting and	3.14, 6.2.6
Patents, Royalties and	3.17
Payment, Applications for	4.6.9, 9.2, 9.3, 9.4, 9.5.1, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 14.2.4
Payment, Certificates for	4.6.9, 4.6.16, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of	4.7.7, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2
Payment, Final	4.6.1, 4.6.16, 4.7.2, 4.7.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1
Payment Bond, Performance Bond and	7.3.6.4, 9.10.3, 11.3.9, 11.4
Payments, Progress	4.7.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION	9, 14
Payments to Subcontractors	5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 11.3.8, 14.2.1.2
PCB	10.1.2, 10.1.3, 10.1.4
Performance Bond and Payment Bond	7.3.6.4, 9.10.3, 11.3.9, 11.4
Permits, Fees and Notices	2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF	10
Polychlorinated Biphenyl	10.1.2, 10.1.3, 10.1.4
Product Data, Definition of	3.12.2
Product Data and Samples, Shop Drawings	3.11, 3.12, 4.2.7
Progress and Completion	4.6.5, 4.7.4, 8.2
Progress Payments	4.7.4, 9.3, 9.6, 9.8.3, 9.10.3, 13.6, 14.2.3
Project, Definition of the	1.1.4
Project Manual, Definition of the	1.1.7
Project Manuals	2.2.5
Project Representatives	4.6.17
Property Insurance	10.2.5, 11.3
PROTECTION OF PERSONS AND PROPERTY	10
Regulations and Laws	1.3, 3.6, 3.7, 3.13, 4.1.1, 4.9.7, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work	3.5.1, 4.6.10, 12.2.
Releases of Waivers and Liens	9.10.2
Representations	1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3, 9.4.3, 9.5.1, 9.8.2, 9.10.1

Representatives	2.1.1, 3.1.1, 3.9, 4.1.1, 4.6.1, 4.6.17, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes	4.8, 4.9
Responsibility for Those Performing the Work	3.3.2, 4.6.6, 6.2., 10
Retainage	9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor	1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor’s Submittals by Owner Construction Manager and Architect	3.10.1, 3.10.3, 3.11, 3.12, 4.6.12, 4.6.16, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor	3.12.5
Rights and Remedies	1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.6.10, 4.7.6, 4.9, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties and Patents	3.17
Rules and Notices for Arbitration	4.9.2
Safety of Persons and Property	10.2
Safety Precautions and Programs	4.6.6, 4.6.12, 10.1
Samples, Definition of	3.12.3
Samples, Shop Drawings, Product Data and	3.11, 3.12, 4.6.12
Samples at the Site, Documents and	3.11
Schedule of Values	9.2, 9.3.1
Schedules, Construction	3.10
Separate Contracts and Contractors	1.1.4
Shop Drawings, Definition of	3.12.1
Shop Drawings, Product Data and Samples	3.11, 3.12, 4.6.11, 4.6.12, 4.6.15
Site, Use of	3.13, 6.1.1, 6.2.1
Site Inspections	1.2.2, 3.3.4, 4.6.5, 4.6.16, 4.7.6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect’s	4.6.5, 4.6.9, 4.7.6, 9.4, 9.5.1, 9.8.2, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing	4.6.10, 12.2.1, 13.5
Specifications, Definition of the	1.1.6
Specifications, The	1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statute of Limitations	4.9.4.2, 12.2.6, 13.7
Stopping the Work	2.3, 4.7.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials	6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of	5.1.1
SUBCONTRACTORS	5
Subcontractors, Work by	1.2.4, 3.3.2, 3.12.1, 4.6.6, 4.6.10, 5.3, 5.4
Subcontractual Relations	5.3, 5.4, 9.3.1.2, 9.6.2, 9.6.3, 9.6.4, 10.2.1, 11.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.1.3
Submittals	1.3, 3.2.3, 3.10, 3.11, 3.12, 4.6.12, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 11.1.3
Subrogation, Waivers of	6.1.1, 11.3.5, 11.3.7
Substantial Completion	4.6.16, 8.1.1, 8.1.3, 8.2.3, 9.9.1, 12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of	9.8.1
Substitution of Subcontractors	5.2.3, 5.2.4
Substitution of Architect	4.4
Substitution of Construction Manager	4.4
Substitutions of Materials	3.5.1
Sub-subcontractor, Definition of	5.1.2
Subsurface Conditions	4.7.6
Successors and Assigns	13.2

Superintendent	3.9, 10.2.6
Supervision and Construction Procedures	1.2.4, 3.3, 3.4, 4.6.6, 4.7.4, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety	4.8.1, 4.8.4, 5.4.1.2, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of	9.10.2, 9.10.3
Surveys	2.2.2, 3.18.3
Suspension by the Owner for Convenience	14.3
Suspension of the Work	4.7.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract	4.7.7, 5.4.1.1, 14
Taxes	3.6, 7.3.6.4
Termination by the Contractor	14.1
Termination by the Owner for Cause	5.4.1.1, 14.2
Termination of the Architect	4.4
Termination of the Construction Manager	4.4
Termination of the Contractor	14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT	14
Tests and Inspections	3.3.3, 4.6.10, 4.6.16, 9.4.3, 12.2.1, 13.5
TIME	8
Time, Delays and Extensions of	4.7.8, 7.2.1, 8.3
Time Limits, Specific
2.1.2, 2.2.1, 2.4, 3.10, 4.6.18, 4.7, 4.8.1, 4.8.3, 4.8.4, 4.9.1, 4.9.4.1, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14

Time Limits on Claims	4.7.2, 4.7.3, 4.7.6, 4.7.9, 4.8, 4.9
Title to Work	9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK	12
Uncovering of Work	12.1
Unforeseen Conditions	4.7.6, 8.3.1, 10.1
Unit Prices	7.1.4, 7.3.3.2
Use of Documents	1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
Use of Site	3.13, 6.1.1, 6.2.1
Values, Schedule of	9.2, 9.3.1
Waiver of Claims: Final Payment	4.7.5, 4.9.1, 9.10.3
Waiver of Claims by the Architect	13.4.2
Waiver of Claims by the Contractor	9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner	4.7.5, 4.9.1, 9.9.3, 9.10.3, 11.3.3, 11.3.5, 11.3.7, 13.4.2
Waiver of Liens	9.10.2
Waivers of Subrogation	6.1.1, 11.3.5, 11.3.7
Warranty and Warranties	3.5, 4.6.16, 4.7.5, 9.3.3, 9.8.2, 9.9.1, 12.2.2, 13.7.1.3
Weather Delays	4.7.8.2
When Arbitration May Be Demanded	4.9.4
Work, Definition of	1.1.3
Written Consent	1.3.1, 3.12.8, 3.14.2, 4.7.4, 4.9.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3, 11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations	4.6.18, 4.6.19, 4.7.7
Written Notice	2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.7.1, 4.7.6, 4.7.9, 4.8.4, 4.9.4.1, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4, 9.5.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Written Orders	2.3, 3.9, 4.7.7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

ARTICLE 1
GENERAL PROVISIONS

1.1    BASIC DEFINITIONS

1.1.1    THE CONTRACT DOCUMENTS

General Revisions

1.    Each Reference to Owner’s “approval” contained in AIA Form 201 CMa is hereby deleted and replaced with the words “acceptance”.

2.    The Term “Contractor” contained in AIA Form 201 CMa shall mean, as the context requires, either “Construction Contractor”. “Design-Build Contractor” or “Trade Management Contractor”, and the term “Construction Contract” shall mean as the context requires, either “Construction Contract”, “Design-Build Contract” or “Trade Management Contract”.

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Work Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor’s bid or portions of addenda relating to bidding requirements).

1.1.2    THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or, modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Construction Manager and Contractor, (3) between the Architect and Construction Manager, (4) between the Owner and a Subcontractor or Sub-subcontractor or (5) between any persons or entities other than the Owner and Contractor. The Construction Manager and Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of their duties.

1.1.3    THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contract or to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

1.1.4    THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by other Contractors and by the Owner’s own forces including persons or entities under separate contracts not administered by the Construction Manager.

1.1.5    THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6    THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7    THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2    EXECUTION, CORRELATION AND INTENT

1.2.1    The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2    Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3    The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by the one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4    Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5    Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3    OWNERSHIP AND USE OF ARCHITECT’S DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS

1.3.1    The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect’s service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect. All copies of them, except the Contractor’s record set, shall be returned or suitably accounted for to the Owner, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect, Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of copyright or other reserved rights.

1.3.2    The Contractor hereby grants to the Owner all of its proprietary rights, including but not limited to, a royalty-free non-exclusive license to use and to reproduce all drawings and /or other documents prepared by or through the Contractor in connection with the Project to be used for any purpose whatsoever related to the Project.

1.4    CAPITALIZATION

1.4.1    Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

1.5    INTERPRETATION

1.5.1    In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and “any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

ARTICLE 2
OWNER

2.1    DEFINITION

2.1.1    The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative.

2.1.2    The location for the Work (“the Site”) shall be as shown on the Drawings, which Site is a portion of the property consisting of approximately 240 acres of land off of Sandy Desert Road and Mohegan Sun, Boulevard on which the Owner operates the Mohegan Sun Casino and is developing the Mohegan Sun Phase 2 Expansion (the “Project”). Refer to Exhibit R for Project Site Description.

2.2    INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1    The Owner shall, at the request of the Contractor, prior to execution of the Agreement furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract. [Note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.]

2.2.2    The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3    Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities. Unless otherwise provided under the Contract Documents, the Owner, through the Construction Manager, shall secure and pay for the building permit.

2.2.4    Information or services under the Owner’s control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5    Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6    The Owner shall forward all communications to the Contractor through the Construction Manager and shall contemporaneously provide the same communications to the Architect.

2.2.7    The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Other Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3    OWNER’S RIGHT TO STOP THE WORK

2.3.1    If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated without prejudice to Owner’s other remedies; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity.

ARTICLE 3
CONTRACTOR

3.1    DEFINITION

3.1.1    The Contractor is the person or entity identified as such in the Agreement and is referred to throughout this Agreement as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

3.1.2    The plural term “Contractors” refers to persons or entities who perform construction under Conditions of the Contract that are administered by the Construction Manager, and that are identical or substantially similar to these Conditions.

3.2    REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1    The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Construction Manager and Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner, Construction Manager or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Construction Manager and Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Construction Manager and Architect, the Contract shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2    The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Construction Manager and Architect at once.

3.2.3    The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3    SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1    The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under this Contract, subject to overall coordination of the Construction Manager as provided in Subparagraphs 4.6.3 and 4.6.4.

3.3.2    The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3    The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Construction Manager or Architect in their administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4    The Contractor shall inspect portions of the Project related to the Contractor’s Work in order to determine that such portions are in proper condition to receive subsequent Work.

3.4    LABOR AND MATERIALS

3.4.1    Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2    The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.7    PERMITS, FEES AND NOTICES

3.7.1    Unless otherwise provided in the Contract Documents, the Owner shall secure and pay for the building permit and the Contractor shall secure and pay for all other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2    The Contractor shall comply with and give notices required by laws, ordinances, rules and regulations and lawful orders of public authorities bearing on performance of the Work, including, without limitation, any necessary approvals or requirements of the Tribe.

3.7.3    It is not the Contractor’s responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Construction Manager, Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4    If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Construction Manager, Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8    ALLOWANCES

3.8.1    The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2    Unless otherwise provided in the Contract Documents:

.1	materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

.2	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

.3
Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

.4
whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.2 and (2) changes in Contractor’s costs under Clause 3.8.2.3.

3.9    SUPERINTENDENT

3.9.1    The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10    CONTRACTOR’S CONSTRUCTION SCHEDULE

3.10.1    The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information and the Construction Manager’s approval a Contractor’s Construction Schedule for the Work. Such schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project construction schedule to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2    The Contractor shall cooperate with the Construction Manager in scheduling and performing the Contractor’s Work to avoid conflict, delay in or interference with the Work of other Contractors or the construction or operations of the Owner’s own forces.

3.10.3    The Contractor shall prepare and keep current, for the Construction Manager’s and Architect’s approval, a schedule of submittals which is coordinated with the Contractor’s Construction Schedule and allows the Construction Manager and Architect reasonable time to review submittals.

3.10.4    The Contractor shall conform to the most recent schedules.

3.11    DOCUMENTS AND SAMPLES AT THE SITE

3.11.1    The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Construction Manager and Architect and shall be delivered to the Construction Manager for submittal to the Owner upon completion of the Work and as a condition of final payment.

3.12    SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1    Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

3.12.2    Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3    Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4    Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.6.12.

3.12.5    The Contractor shall review, approve and submit to the Construction Manager, in accordance with the schedule and sequence approved by the Construction Manager, Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents. The Contractor shall cooperate with the Construction Manager in the coordination of the Contractor’s Shop Drawings, Product Data, Samples and similar submittals with related documents submitted by other Contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6    The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Construction Manager and Architect. Such Work shall be in accordance with approved submittals.

3.12.7    By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8    The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Construction Manager’s and Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Construction Manager and Architect in writing of such deviation at the time of submittal and the Construction Manager and Architect have given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Construction Manager’s and Architect’s approval thereof.

3.12.9    The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Construction Manager and Architect on previous submittals.

3.12.10    Informational submittals upon which the Construction Manger and Architect are not expected to take responsive action may be so identified in the Contract Documents.

3.12.11    When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Construction Manager and Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13    USE OF SITE

3.13.1    The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.13.2    The Contractor shall coordinate the Contractor’s operations with, and secure the approval of, the Construction Manager before using any portion of the site.

3.13.3    Contractor acknowledges that the existing Mohegan Sum Casino will remain in full operation while the Work is proceeding and that it is imperative that such operations continue unimpeded by Contractor’s Work Contractor also acknowledges that the site is relatively small in size and that Casino operations and on-going Phase II Expansion work will occupy substantially all available space at the site. Contractor will prepare, and submit to the Construction Manager for approval, a Logistics Plan as part of its schedule submittal. Contractor’s access to the Site will be subject to coordination with the work of other contractors and the Owner. No Parking by Contractor’s (and its subcontractor’s) employees will be permitted on the Site.

3.14    CUTTING AND PATCHING

3.14.1    The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2    The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner’s own forces or of other Contractors by cutting, patching, excavating or otherwise altering such construction. The Contractor shall not cut or otherwise alter such construction by other Contractors or by the Owner’s own forces except with written consent of the Construction Manager, Owner and such other Contractors; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the other Contractors or the Owner the Contractor’s consent to cutting or otherwise altering the Work.

13.15    CLEANING UP

13.15.1    The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.

3.15.2    If the Contractor fails to clean up as provided in the Contract Documents, the Construction Manager may do so with the Owner’s approval and the cost thereof shall be charged to the Contractor.

3.15.3    Contractor acknowledges that the existing Mohegan Sun Casino will remain in full operation while the Work is proceeding and the standard for clean-up by Contractor will be far higher than on a typical construction sites.

3.16    ACCESS TO WORK

3.16.1    The Contractor shall provide the Owner, Construction Manager and Architect access to the Work in preparation and progress wherever located.

ARTICLE 4
ADMINISTRATION OF THE CONTRACT

4.1    ARCHITECT

4.1.1    The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

4.2    CONSTRUCTION MANAGER

4.2.1    The Construction Manager is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Construction Manager” means the Construction Manager or the Construction Manager’s authorized representative.

4.3    Duties, responsibilities and limitations of authority of the Construction Manager and Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Construction Manager and/or Architect, as applicable, with notice to the Contractor.

4.4    In case of termination of employment of the Construction Manager or Architect, the Owner shall appoint a construction manager or architect, and whose status under the Contract Documents shall be that of the former construction manager or architect, respectively.

4.6    ADMINISTRATION OF THE CONTRACT

4.6.1    The Construction Manager and Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner’s representatives (1) during construction, (2) until final payment is due and (3) with the Owner’s concurrence, from time to time during the correction period described in Paragraph 12.2. The Construction Manager and Architect will advise and consult with the Owner and will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.6.2    The Construction Manager will determine in general that the Work is being performed in accordance with the requirements of the Contract Documents, will keep the Owner informed of the progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.6.3    The Construction Manager will provide for coordination of the activities of other Contractors and of the Owner’s own forces with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other Contractors and the Construction Manager and Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall constitute the schedules to be used by the Contractor, other Contractors, the Construction Manager and the Owner until subsequently revised.

4.6.4    The Construction Manager will schedule and coordinate the activities of the Contractors in accordance with the latest approved Project construction schedule.

4.6.5    The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check quality or quantity of the Work. On the basis of on-site observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.6.6    The Construction Manager, except to the extent required by Subparagraph 4.6.4, and Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s responsibility as provided in Paragraph 3.3, and neither will be responsible for the Contractor’s failure to carry out the Work in accordance with the Contract Documents. Neither the Construction Manager nor the Architect will have control over or charge of or be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.6.7    Communications Facilitating Contract Administration.    Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall communicate through the Construction Manager, and shall contemporaneously provide the same communications to the Architect. Communications by and with the Architect’s consultants shall be through the Architect Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with other Contractors shall be through the Construction Manager and shall be contemporaneously provided to the Architect.

4.6.8    The Construction Manager will review and certify all Applications for Payment by the Contractor, including final payment. The Construction Manager will assemble each of the Contractor’s Applications for Payment with similar Applications from other Contractors into a Project Application and Project Certificate for Payment. After reviewing and certifying the amounts due the Contractors, the Construction Manager will submit the Project Application and Project Certificate for Payment, along with the applicable Contractors’ Applications and Certificates for Payment, to the Architect.

4.6.9    Based on the Architect’s observations and evaluations of Contractors’ Applications for Payment, and the certifications of the Construction Manager, the Architect will review and certify the amounts due the Contractors and will issue a Project Certificate for Payment.

4.6.10    The Architect will have authority to reject Work which does not conform to the Contract Documents, and to require additional inspection or testing, in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed, but will take such action only after notifying the Construction Manager. Subject to review by the Architect, the Construction Manager will have the authority to reject Work which does not conform to the Contract Documents. Whenever the Construction Manager considers it necessary or advisable for implementation of the intent of the Contract Documents, the Construction Manager will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. The foregoing authority of the Construction Manager will be subject to the provisions of Subparagraphs 4.6.18 through 4.6.20 inclusive, with respect to interpretations and decisions of the Architect. However, neither the Architect’s nor the Construction Manager’s authority to act under this Subparagraph 4.6.10 nor a decision made by either of them in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect or the Construction Manager to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing any of the Work.

4.6.11    The Construction Manager will receive from the Contractor and review and approve all Shop Drawings, Product Data and Samples, coordinate them with information received from other Contractors, and transmit to the Architect those recommended for approval. The Construction Manager’s actions will be taken with such reasonable promptness as to cause no delay in the Work of the Contractor or in the activities of other Contractors, the Owner, or the Architect.

4.6.12    The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work of the Contractor or in the activities of the other Contractors, the Owner, or the Construction Manager, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. Neither the Construction Manager’s nor the Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. Neither the Construction Manager’s nor the Architect’s review shall constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. Neither the Construction Manager’s nor the Architect’s approval of a specific item shall indicate approval of an assembly of which the item is a component.

4.6.13    The Construction Manager will prepare Change Orders and Construction Change Directives.

4.6.14    Following consultation with the Construction Manager, the Architect will take appropriate action on Change Orders or Construction Change Directives in accordance with Article 7 and will have authority to order minor changes in the Work as provided in Paragraph 7.4.

4.6.15    The Construction Manager will maintain at the site for the Owner one record copy of all Contracts, Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record all changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These will be available to the Architect and the Contractor, and will be delivered to the Owner upon completion of the Project.

4.6.16    The Construction Manager will assist the Architect in conducting inspections to determine the dates of Substantial Completion and final completion, and will receive and forward to the Architect written warranties and related documents required by the Contract and assembled by the Contractor. The Construction Manager will forward to the Architect a final Project Application and Project Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.6.17    If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.6.18    The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of the Construction Manager, Owner or Contractor. The Architect’s response to such requests will be made with reasonable promptness and within any time limits agreed upon. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.6, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.6.19    Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.6.20    The Architect’s decision on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.7    CLAIMS AND DISPUTES

4.7.1    Definition.    A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.7.2    Decision of Architect.    Claims, including those alleging an error or omission by the Construction Manager or Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.8. A decision by the Architect, as provided in Subparagraph 4.8.4, shall be required as a condition precedent to litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.8.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic’s lien.

4.7.3    Time Limits on Claims.    Claims by either party must be made within 7 days after occurrence of the event giving rise to such Claim or within 7 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

4.7.4    Continuing Contract Performance.    Pending final resolution of a Claim, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

4.7.6    Claims for Concealed or Unknown Conditions.    If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 7 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 7 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.8.

4.7.7    Claims for Additional Cost.    If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein.

4.7.8    Claims for Additional Time.

4.7.8.1    If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.7.8.2    If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had material adverse effect on the scheduled construction.

4.7.9    Injury or Damage to Person or Property.    If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party’s employees or agents, or of others for whose acts such party is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 7 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.7.7 or 4.7.8.

4.8    RESOLUTION OF CLAIMS AND DISPUTES

4.8.1    The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.8.2    If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.8.3    If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect’s preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.8.4    If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect’s decision will be made within seven days, which decision shall be final and binding on the parties but subject to litigation. Upon expiration of such time period, the Architect will render to the parties the Architect’s written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor’s default, the Architect may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

ARTICLE 5
SUBCONTRACTORS

5.1    DEFINITIONS

5.1.1    A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include other Contractors or subcontractors of other Contractors.

5.1.2    A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2    AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1    Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Construction Manager for review by the Owner, Construction Manager and Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Construction Manager will promptly reply to the Contractor in writing stating whether or not the Owner, Construction Manager or Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Construction Manager to reply promptly shall constitute notice of no reasonable objection.

5.2.2    The Contractor shall not contract with a proposed person or entity to whom the Owner, Construction Manager or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3    If the Owner, Construction Manager or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner, Construction Manager or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4    The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner, Construction Manager or Architect makes reasonable objection to such change.

5.3    SUBCONTRACTUAL RELATIONS

5.3.1    By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner, Construction Manager and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner, Construction Manager and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4    CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1    Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

.1
assignments is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

5.4.2    If the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted.

ARTICLE 6
CONSTRUCTION BY OWNER OR BY
OTHER CONTRACTORS

6.1	OWNER’S RIGHT TO PERFORM CONSTRUCTION WITH OWN FORCES AND TO AWARD OTHER CONTRACTS

6.1.1    The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, which include persons or entities under separate contracts not administered by the Construction Manager. The Owner further reserves the right to award other contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2    When the Owner performs construction or operations with the Owner’s own forces including persons or entities under separate contracts not administered by the Construction Manager, the Owner shall provide for coordination of such forces with the Work of the Contractor, who shall cooperate with them.

6.1.3    Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in this Article 6 and in Articles 3, 10, 11, and 12.

6.2    MUTUAL RESPONSIBILITY

6.2.1    The Contractor shall afford the Owner’s own forces, Construction Manager and other Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

6.2.2    If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner’s own forces or other Contractors, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Construction Manager and Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s own forces or other Contractors’ completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

6.2.3    Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4    The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed construction or partially completed construction or to property of the Owner or other Contractors as provided in Subparagraph 10.2.5.

6.2.5    Claims and other disputes and matters in question between the Contractor and other Contractors shall be subject to the provisions of Paragraph 4.7 provided the other Contractors have reciprocal obligations.

6.2.6    The Owner and other Contractors shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3    OWNER’S RIGHT TO CLEAN UP

6.3.1    If a dispute arises among the Contractor, other Contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Construction Manager, in consultation with the Architect, determines to be just.

ARTICLE 7
CHANGES IN THE WORK

7.1    CHANGES

7.1.1    Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Work Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2    A Change order shall be based upon agreement among the Owner, Construction Manager, Architect and Contractor; a Work Directive requires agreement by the Construction Manager and may or may not be agreed to by Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3    Changes in the Work shall be performed under applicable provisions of the Contract Documents, and Contractor shall proceed promptly, unless otherwise provided in the Change Order, Work Directive or order for a minor change in the Work.

7.1.4    If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Work Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2    CHANGE ORDERS

7.2.1    A Change Order is a written instrument prepared by the Construction Manager and signed by the Construction Manager and signed by Construction Manager as agent of the Owner and Contractor, stating their agreement upon all of the following:

.1	a change in the Work;

.2	the amount of the adjustment in the Contract Sum, if any; and

.3	the extent of the adjustment in the Contract Time, if any.

7.2.2     The Contractor shall following the procedures set for the in Paragraph 7.2.3, at any time without notice to the sureties and following the authorization from the Construction Manager and Owner by written Change Order, make changes in the Work, within the general scope of the Contract Documents including changes;

(a)    in the specifications or drawings:

(b)    in the method or manner of performance of the Work;

(c)    in the Owner-furnished facilities, equipment, materials, services, or Project Site; or

(d)    directing acceleration in the performance the Work.

7.2.3    Within five (5) days after notice to Contractor Manager that a change is required or within five (5) days after request for a change order by the Contractor, the Contractor will be required to submit to the Construction Manager a cost proposal for the work to be accomplished or services to be performed. All changes to the work directed by the Construction Manager, pursuant to the above, shall be, made by the Contractor upon one or more of the following bases, at the election of the Construction Manager and Owner.

(a)    Unit Price Basis. When appropriate and as may be directed by the Construction Manager and Owner, changes to the Work shall be made in accordance with such unit prices as may have been negotiated. All adjustments, both additive and/or deductive, made under this method shall be based on the total number of units involved and summarized to the formula shown below:

	x		=
net number of units		Contract Unit Price		Total of Change

(b)    Fixed Price Basis. Where appropriate and as may be directed by the Construction Manager and Owner, changes to the Work may be made on a fixed price basis. Within five (5) days after receipt of the notice of the Construction Manager’s intention to make a change or alteration in the Work, the Contractor shall furnish to the Construction Manager a detailed fixed price proposal for any increase or decrease in the Contract Price and in the time required for completion of the Work, which will be caused by such change. The Construction Manager shall have the right to accept or reject such proposal.

Contractor’s percentage allowance for overhead and profit in the amount(s) stated below shall be included in the contractor’s proposal. Said amount(s) shall be deemed to have covered all headquarters and field office supervision and administration, including craft, general, foreman, and/or superintendent. The same percentages shall apply to any lower tier subcontractors to the Contractor.

1. Net Total Material	$
2. Net Total Equipment	$
3. Net Total Labor
mh x rate
(per collective bargaining agreement)	$
4. Net Payroll taxes and if applicable insurance	$
5. Net Subtotal	$
6. Net Overhead and Profit @ 10% of Line 5	$
7. Net Subcontract Costs	$
8. Net Overhead and Profit @ 5% of Line 7	$
9. Net Bond Costs, if any	$
10. Total Costs	$

(c)    Cost of Labor and Materials Basis. In the event that the Contractor, pursuant to a written order, which establishes a not-to-exceed price, and which is signed by the Construction Manager and Owner, performs any additional Work upon the basis set forth in this Paragraph (c) the Contractor shall furnish to the Construction Manager, within twenty -four (24) hours of each day additional work is performed, daily timesheets and material sheets, and securing the Construction Manager’s or designee’s signature thereon. The original signed timesheets and material receipts shall accompany all bills and vouchers which the Contractor shall present for payment. Daily time and materials reporting shall be on forms approved by the Construction Manager, and shall reference the appropriate PCO No. / Item No. or change order number. Daily timesheets shall be fully descriptive of the Work performed.

The Contractor shall, if requested by the Construction Manager, make daily reports in writing of all additional Work performed under the provisions of the Paragraph(c). Contractor agrees that all correspondence records, vouchers and books of accounts, insofar as they pertain to the changes to the work done under this Paragraph (c) will be open at all reasonable times for inspection and audit by the Construction Manager or its designee.

If the Construction Manager elects to accomplish the change on the basis of cost of labor and materials, the Contractor shall furnish such additional labor and materials, equipment, apparatus, and supervision required to make the requested change, in accordance with the terms and conditions of the Contract and the Contractor will be paid on the following basis:

(i)    The all inclusive applicable craft straight time wage rates in effect at the time the Work is to be performed, which shall include all benefits and fringes, including, where applicable, but not limited to Worker’s Compensation Act Tax, unless exempted by the Owner Controlled Insurance Program, and Federal and State Unemployment Insurance contributions.

(ii)    Any premiums paid for authorized overtime shall be reimbursed, at the premium portion only, of the applicable craft rates in effect at the time the work is performed, with an allowance for insurance, where applicable, but no allowance for overhead and profit.

(iii)    The actual net cost of all materials, equipment, and apparatus furnished or rented for such additional work supported by copies of vendors’ invoices. The Contractor will be responsible for securing and shall give the Owner the full benefit of all cash or other forms of discounts or rebates that are available. All rental equipment provided by Contractor shall be at rates approved by the Construction Manager.

(iv)    Tools and construction equipment with an individual value less than $1,000.00 required for such additional Work will be reimbursed at rate not to exceed 3% of the straight-time labor cost.

(v)    A percentage allowance, as stated below, for overhead and profit on the total of Subparagraphs (i), (iii), and (iv), as previously listed. Said allowances shall be deemed to cover the expenses of all headquarters and field office supervision and administration.

(vi)    If the Contractor shall subcontract any portion of such additional Work, the Contractor shall be reimbursed for the amounts actually paid to the subcontractor, plus a percentage allowance of five (5%) percent for overhead and profit.

(vii)    The cost of time and materials work will be based on the following formula for both Contractor and any subcontractor, if required:

a. Total Material	$
b. Total Equipment	$
c. Total Straight Time Rate:
mh x rate	$
d. Payroll taxes and insurance	$
e. Subtotal	$
f. Overhead and Profit @ 10% of Line e	$
g. Small Tool Allowance not to exceed 3% of Line e	$
h. Subtotal, Lines e, f and g	$
i. Total Premium Time Labor:mh. x rate	$
j. Subcontract Costs	$
k. Overhead and Profit @ 5% of Line i	$
l. Bond Costs, if any	$
m. Total Costs, Lines h through l	$

7.2.4    (a)    Any written or oral order which as used in this Paragraph 7.2.4 (a), includes direction, instruction, interpretation, or determination from the Construction Manager that causes a change, shall be treated as a Change Order under this clause; provided, however, that Contractor gives the Construction Manager written notice stating (1) the date, circumstances and source of the order, and (2) that Contractor regards the order as a Change Order. The written notice must be provided as soon as possible, but in no event later than two (2) days after receipt of the written or oral order. No proposal for any change shall be allowed for any costs incurred more than two (2) days before the Construction Manager receives written notice as required. Contractor shall not proceed with the proposed change or incur any costs unless specifically directed to do so by the Construction Manager.

(b)    Except as provided in this clause, no order, statement or conduct of any person or party other than the Construction Manager shall be treated as a change under this Paragraph 7.2.4, or entitle Contractor to an equitable adjustment.

(c)    No proposal by the Contractor for an equitable adjustment shall be allowed if asserted after final payment. Furthermore, no requests for change orders or submittals of claims of any kind will be accepted 45 days after the Contractor has achieved Substantial Completion. If, however no written notice, as described in the Contract Documents was given by the Contractor prior to Substantial Completion the request for change order(s) or claim(s) will not be accepted.

(d)    The Construction Manager with the Owners approval may direct the Contractor to implement a change in the Work without regard to the process in Paragraph 7.2.3. and Contractor shall proceed to implement the Change in the Work under the direction of Construction Manager. An amendment to the Contract Documents which will reflect an equitable adjustment in cost and schedule will be subsequently negotiated. If the Construction Manager determines that a Change Order is appropriate under the circumstances, and the Construction Manager and the Contractor are unable to agree upon the resulting impact(s) on the Contract Sum and/or the Period for Completion (if any), the Construction Manager may execute a unilateral Change Order to the Construction Contract. The Contractor shall thereafter promptly, diligently and faithfully perform the work (if it has not already begun to perform such work if previously so directed in writing by the Construction Manager). If Construction Manager and Contractor are unable to negotiate an amendment acceptable to the Owner, the matter will be considered a dispute under Article 4.8.

7.2.5    The Contractor shall maintain a log of the status of all proposed and issued Change Orders which log will be provided at least weekly to the Construction Manager and discussed in the weekly job meetings.”

*7.3    Work Directive

7.3.1    A Work Directive is a written order prepared by the Construction Manager and signed by the Construction Manager and Contractor, directing a change in the Work and stating their agreement or disagreement on the following:

.1	A change in the Work.

.2	the amount of the adjustment in the Contract Sum, if any; and

.3	the extent of the adjustment in Schedule, if any.

7.3.2    If a Work Directive requires an adjustment to the Contract Sum, the adjustments will be based upon the pricing formats and procedures set forth in Article 7.2. above. Contractor shall comply with the timeframes set forth in 7.2, above, for notice, pricing and/or schedule Information; failure to do so shall be considered a waiver by Contractor of its right to request an equitable adjustment of its Contract Sum or the Schedule.”

7.4    MINOR CHANGES IN THE WORK

7.4.1    The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order issued through the Construction Manager and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8
TIME

8.1    DEFINITIONS

8.1.1    Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2    The date of commencement the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3    The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4    The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2    PROGRESS AND COMPLETION

8.2.1    Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2    The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work.

8.2.3    The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3    DELAYS AND EXTENSIONS OF TIME

8.3.1    If the contractor is delayed at any time in progress of the Work by an act or neglect of the Owner’s own forces, Construction Manager, Architect, any of the other Contractors or an employee of any of them, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor’s control, or by delay authorized by the Owner or by other causes which the Architect, based on the recommendation of the Construction Manager, determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2    Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.7.

8.3.3    This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9
PAYMENTS AND COMPLETION

9.1    CONTRACT SUM

9.1.1    The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2    SCHEDULE OF VALUES

9.2.1    Before the first Application for payment, the Contractor shall submit to the Construction Manager, a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Construction Manager may require. This schedule, upon acceptance by the Construction Manager shall be used as a basis for reviewing the Contractor’s Applications for Payment.

9.3    APPLICATIONS FOR PAYMENT

9.3.1    At least fifteen days before the date established for each progress payment, the Contractor shall submit to the Construction Manager an itemized Application for Payment for Work completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner, Construction Manager or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1    Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2    Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2    Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3    The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4    CERTIFICATES FOR PAYMENT

9.4.1    The Construction Manager will assemble a Project Application for Payment by combining the Contractor’s applications with similar applications for progress payments from other Contractors and, after certifying the amounts due on such applications, forward them to the Architect within seven days.

9.4.2    Within seven days after the Architect’s receipt of the Project Application for Payment, the Construction Manager and Architect will either issue to the Owner a Project Certificate for Payment, with a copy to the Contractor, for such amount as the Construction Manager and Architect determine is properly due, or notify the Contractor and Owner in writing of the Construction Manager’s and Architect’s reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1. Such notification will be forwarded to the Contractor by the Construction Manager.

9.4.3    The issuance of a separate Certificate for Payment or a Project Certificate for Payment will constitute representations made separately by the Construction Manager and Architect to the Owner, based on their individual observations at the site and the data comprising the Application for Payment submitted by the Contractor, that the Work has progressed to the point indicated and that, to the best of the Construction Manager’s and Architect’s knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Construction Manager or Architect. The issuance of a separate Certificate for Payment or a Project Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a separate Certificate for Payment or a Project Certificate for Payment will not be a representation that the Construction Manager or Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed the Contractor’s construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5    DECISIONS TO WITHHOLD CERTIFICATION

9.5.1    The Construction Manager or Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Construction Manager’s or Architect’s opinion the representations to the Owner required by Subparagraph 9.4.3 cannot be made. If the Construction Manager or Architect is unable to certify payment in the amount of the Application, the Construction Manager or Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.2. If the Contractor, Construction Manager and Architect cannot agree on a revised amount, the Construction Manager and Architect will promptly issue a Certificate for Payment for the amount for which the Construction Manager and Architect are able to make such representations to the Owner. The Construction Manager or Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Construction Manager’s or Architect’s opinion to protect the Owner from loss because of:

.1	defective Work not remedied;

.2	third party claims filed or reasonable evidence indicating probable filing of such claims;

.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5	damage to the Owner or another contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7	persistent failure to carry out the Work in accordance with the Contract Documents.

9.5.2    When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6    PROGRESS PAYMENTS

9.6.1    After the Construction Manager and Architect have issued a Project Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Construction Manager and Architect.

9.6.2    The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3    The Construction Manager will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Owner, Construction Manager and Architect on account of portions of the Work done by such Subcontractor.

9.6.4    Neither the Owner, Construction Manager nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5    Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6    A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.8    SUBSTANTIAL COMPLETION

9.8.1    Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2    When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor and Construction Manager shall jointly prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the list, the Architect, assisted by the Construction Manager, will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect’s inspection discloses any item, whether or not included on the list, which is not in accordance with the requirements of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect, assisted by the Construction Manager, to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate.

9.8.3    Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Construction Manager and Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9    PARTIAL OCCUPANCY OR USE

9.9.1    The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor and Construction Manager shall jointly prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect after consultation with the Construction Manager.

9.9.2    Immediately prior to such partial occupancy or use, the Owner, Construction Manager, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3    Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10    FINAL COMPLETION AND FINAL PAYMENT

9.10.1    Upon completion of the Work, the Contractor shall forward to the Construction Manager a written notice that the Work is ready for final inspection and acceptance and shall also forward to the Construction Manager a final Contractor’s Application for Payment. Upon receipt, the Construction Manager will forward the notice and Application to the Architect who will promptly make such inspection. When the Architect, based on the recommendation of the Construction Manager, finds the Work acceptable under the Contract Documents and the Contract fully performed, the Construction Manager and Architect will promptly issue a final Certificate for

Payment stating that to the best of their knowledge, information and belief, and on the basis of their observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Construction Manager’s and Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

9.10.2    Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect through the Construction Manager (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or other wise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

9.10.3    If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Construction Manager and Architect so confirm, the Owner shall, upon application by the Contractor and certification by the Construction Manager and Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect through the Construction Manager prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of Claims.

9.10.4    Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10
PROTECTION OF PERSONS AND PROPERTY

10.1    SAFETY PRECAUTIONS AND PROGRAMS

10.1.1    The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. The Contractor shall submit the Contractor’s safety program to the Construction Manager for review and coordination with the safety programs of other Contractors.

10.1.2    In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner, Construction Manager and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect.

10.1.3    The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4    To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Construction Manager, Architect, their consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.1.5    If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner, Construction Manager and Architect in writing. The Owner, Contractor, Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2.

10.1.6    The Owner shall be responsible for obtaining the services of a licensed laboratory to verify a presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor, Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor, the Construction Manager and the Architect will promptly reply to the Owner in writing stating whether or not any of them has reasonable objection to the persons or entities proposed by the Owner. If the Contractor, Construction Manager or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor, the Construction Manager and the Architect have no reasonable objection.

10.2    SAFETY OF PERSONS AND PROPERTY

10.2.1    The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

.1	employees on the Work of other persons who may be affected thereby without limitation. Owner’s guests and patrons;

.2
the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors;

.3
other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction; and

.4	construction or operations, including operations of the existing Mohegan Sun Casino by the Owner or other Contractors.

10.2.2    The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3    The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguard for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4    When use for storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall notify and obtain the consent of Construction Manager prior to such activities and shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5    The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2, 10.2.1.3 and 10.2.1.4 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2, 10.2.1.3 and 10.2.1.4, except damage or loss attributable to acts or omissions of the Owner, Construction Manager or Architect or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Paragraph 3.18.

10.2.6    The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner, Construction Manager and Architect.

10.2.7    The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3    EMERGENCIES

10.3.1    In an emergency affecting safety or persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.7 and Article 7.

11.4    PERFORMANCE BOND AND PAYMENT BOND

11.4.1    The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2    Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12
UNCOVERING AND CORRECTION OF WORK

12.1    UNCOVERING OF WORK

12.1.1    If a portion of the Work is covered contrary to the Construction Manager’s or Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by either, be uncovered for their observation and be replaced at the Contractor’s expense without change in the Contract Time.

12.1.2    If a portion of the Work has been covered which the Construction Manager or Architect has not specifically requested to observe prior to its being covered, the Construction Manager or Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or one of the other Contractors in which event the Owner shall be responsible for payment of such costs.

12.2    CORRECTION OF WORK

12.2.1    The Contractor shall promptly correct Work rejected by the Construction Manager or Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Construction Manager’s and Architect’s services and expenses made necessary thereby.

12.2.2    If, within one year after the date of Substantial Completion of the Work or designated portion thereof, or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3    The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4    If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect issued through the Construction Manager, the Owner may remove it and store and salvable materials or equipment at the Contractor’s expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days’ written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Construction Manager’s and Architect’s services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5    The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or other Contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6    Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

12.3    ACCEPTANCE OF NONCONFORMING WORK

12.3.1    If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

13.4    RIGHTS AND REMEDIES

13.4.1    Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2    No action or failure to act by the Owner, Construction Manager, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5    TESTS AND INSPECTIONS

13.5.1    Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Construction Manager and Architect timely notice of when and where tests and inspections are to be made so the Construction Manager and Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2    If the Construction Manager, Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Construction Manager and Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Construction Manager and Architect of when and where tests and inspections are to be made so the Construction Manager and Architect may observe such procedures. The Owner shall bear such costs except as provided in Subparagraph 13.5.3.

13.5.3    If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Construction Manager’s and Architect’s services and expenses.

13.5.4    Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Construction Manager for transmittal to the Architect.

13.5.5    If the Construction Manager or Architect is to observe tests, inspections or approvals required by the Contract Documents, the Construction Manager or Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6    Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.7    COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1    As between the Owner and Contractor:

.1
Before Substantial Completion.    As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2
Between Substantial Completion and Final Certificate for Payment.    As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

.3
After Final Certificate for Payment.    As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

EXHIBIT F

AIA Document A201/Cma General Conditions and Supplementary General Conditions  dated June 9, 1999.

Exhibit “F”

SUPPLEMENTARY GENERAL CONDITIONS
Dated June 9, 1999

AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Advisor Edition, 1992 Edition (Printed Form), is hereby amended as follows for purposes of the Construction Contract or Design-Build Agreement or Trade Management Contract with the Mohegan Tribal Gaming Authority:

1.1.1     Add at the beginning of this paragraph

“General Revisions

1. Each	reference to Owner’s “approval” contained in AIA Form 201 CMa is hereby deleted and replaced with the words “acceptance”.

2. The
term “Contractor” contained in AIA Form 201 CMa shall mean, as the context requires, either “Construction Contractor”, “Design-Build Contractor”, or “Trade Management Contractor”, and the term “Construction Contract’ shall mean, as the context requires, either “Construction Contract”, Design-Build Agreement” or “Trade Management Contract”.”

1.1.1     On the ninth line, strike the words “Construction Change” and add the word “Work”

1.3.1    (A) On the eighth line, put a period after the word “Architect”, and delete the rest of that sentence. (B) On the thirteenth line, replace the word “Architect” with “Owner”. (C) On the twenty-first line, strike the words “and Architect”. (D) Beginning on the thirty-second line on page 7, strike the words “the Architect’s”.

Add a new 1.3.2 which reads:    “The Contractor hereby grants to the Owner all of its proprietary rights, including but not limited to, a royalty-free, non-exclusive license to use and to reproduce all drawings and/or other documents prepared by or through the Contractor in connection with the Project to be used for any purpose whatsoever related to the Project.”

2.1.2    Delete in its entirety and add the following: The location for the Work (the “Site”) shall be as shown on the Drawings, which Site is a portion of the property consisting of approximately 240 acres of land off of Sandy Desert Road and Mohegan Sun Boulevard on which the Owner operates the Mohegan Sun Casino and is developing the Mohegan Sun Phase 2 Expansion (the “Project”). Refer to Exhibit R for Project Site Description.

2.2.1     Beginning on the second line, strike the words “and promptly from time to time thereafter”.

2.3.1     On the eight line after the word “eliminated,”, add the following “without prejudice to Owner’s other remedies,”

2.4.1     Delete in its entirety.

3.5.1     Delete in its entirety.

3.6.1     Delete in its entirety.

3.7.2     Add, at the end, “,including, without limitation, any necessary approvals or requirements of the Tribe.”

3.11.1     Add, at the end, “and as a condition of final payment.”

Add a new 3.13.3 which reads:    “Contractor acknowledges that the existing Mohegan Sun Casino will remain in full operation while the Work is proceeding and that it is imperative that such operation continue unimpeded by Contractor’s Work. Contractor also acknowledges that the site is relatively small in size and that existing Casino operations and on-going Phase II Expansion work will occupy substantially all available space at the site. Contractor will prepare, and submit to the Construction Manager for approval, a Logistics Plan as a part of its schedule submittal. Contractor’s access to the Site will be subject to coordination with the work of other contractors and the Owner. No parking by Contractor’s (and its subcontractor’s) employees will be permitted on the Site.”

Add a new 3.15.3 which reads: “Contractor acknowledges that the existing Mohegan Sun Casino will remain in full operation while the Work is proceeding and that the standard for clean-up by Contractor on this site will be far higher than on typical construction sites.”

3.17.1     Delete in its entirety.

3.18.1     Delete in its entirety.

3.18.2     Delete in its entirety.

3.18.3     Delete in its entirety.

4.3     On the fourth line, delete the comma after the words “Construction Manager” and add the words “and/or”. On the fifth line, strike the words “Architect and Contractor. Consent shall not be unreasonably withheld.” and replace with “ as applicable, with notice to Contractor.”

4.4     On the third line, after the word “architect”, insert comma and strike the words “against whom the Contractor makes no reasonable objection and”.

4.5     Delete in its entirety.

4.6.12    (A) Before the last word on the sixteenth line, add “Neither the Construction Manager’s nor”; (B) Before the phrase “The Architect’s” on the nineteenth line, add, “Neither the Construction Manager’s nor”; (C) Before the phrase “The Architect’s” on the twenty-second line, add, “Neither the Construction Manager’s nor”.

4.7.2    (A) On the third line on Page 13, strike the words “arbitration or”; (B) On the ninth line on Page 13, strike the words “arbitration or”.

4.7.3    On the second and third lines, change “21 days” to “7 days”.

4.7.4    On the second line, strike the words “including arbitration”.

4.7.5    Delete in its entirety.

4.7.6    On the eleventh line and twenty-second line, change “21 days” to “7 days”.

4.7.8.2     On the fifth line, strike the word “an” and insert the words “a material”

4.7.9    On the seventh line, change “21 days” to “7 days”.

4.8.4    On the sixth line, change “arbitration” to “litigation”.

4.9     (including 4.9.1 through 4.9.7) – Delete in its entirety.

7.1.1     On the third line, after the word “Change Order,” strike the words “Construction Change” and add the word “Work”.

7.1.2     On the third line strike the words “a Construction Change Directive requires agreement by the Owner, Construction Manager and Architect and may or may not be agreed to by the Contractor;” and add the following words “a Work Directive requires agreement by the Construction Manager and may or may not be agreed to by the Contractor;”

7.1.3     On the fourth line, after the word “Change Order,” strike the words “Construction Change” and add the word “Work”.

7.1.4     On the third line, after the word “or” strike the words “Construction Change” and add the word “Work”.

7.2.1     On the second line, strike the words “the Owner,”. On the third line, after the word “Construction Manager,” strike the word “Architect” and add the words “as agent of the Owner”

7.2.2     Delete in its entirety and add

“7.2.2     The Contractor shall, following the procedures set forth in Paragraph 7.2.3, at any time without notice to the sureties and following the authorization from the Construction Manager and Owner by written Change Order, make changes in the Work, within the general scope of the Contract Documents, including changes:

(a)    In the specifications or drawings;

(b)    in the method or manner of performance of the Work;

(c)    in the Owner-furnished facilities, equipment, materials, services, or Project Site; or

(d)    directing acceleration in the performance the Work.

7.2.3     Within five (5) days after notice to Contractor from Construction Manager that a change is required or within five (5) days after request for a change order by the Contractor, the Contractor will be required to submit to the Construction Manager a cost proposal for the work to be accomplished or services to be performed. All changes to the work directed by the Construction Manager, pursuant to the above, shall be made by the Contractor upon one or more of the following bases, at the election of the Construction Manager and Owner.

(a)
Unit Price Basis.    When appropriate and as may be directed by the Construction Manager and Owner, changes to the Work shall be made in accordance with such unit prices as may have been negotiated. All adjustments, both additive and/or deductive, made under this method shall be based on the total number of units involved and summarized to the formula shown below:

	x		=
net number of units		Contract Unit Price		Total of Change

(b)
Fixed Price Basis.    Where appropriate and as may be directed by the Construction Manager and Owner, changes to the Work may be made on a fixed price basis. Within five (5) days after receipt of the notice of the Construction Manager’s intention to make a change or alteration in the Work, the Contractor shall furnish to the Construction Manager a detailed fixed price proposal for any increase or decrease in the Contract Price and in the time required for completion of the Work, which will be caused by such change. The Construction Manager shall have the right to accept or reject such proposal.

Contractor’s percentage allowance for overhead and profit, in the amount(s) stated below shall be included in the Contractor’s proposal. Said amount(s) shall be deemed to have covered all headquarters and field office supervision and administration, including craft general foreman and/or superintendent. The same percentages shall apply to any lower tier subcontractors to the Contractor.

1. Net Total Material	$
2. Net Total Equipment	$
3. Net Total Labor
mh x rate
(per collective bargaining agreement)	$
4. Net Payroll taxes and if applicable insurance	$
5. Net Subtotal	$
6. Net Overhead and Profit @ 10% of Line 5	$
7. Net Subcontract Costs	$
8. Net Overhead and Profit @ 5% of Line 7	$
9. Net Bond Costs, if any	$
10. Total Costs	$

(c)    Cost of Labor and Materials Basis. In the event that the Contractor, pursuant to a written order, which establishes a not-to-exceed price, and which is signed by the Construction Manager and Owner, performs any additional Work upon the basis set forth in this Paragraph (c), the Contractor shall furnish to the Construction Manager, within twenty-four (24) hours of each day additional work is performed, daily timesheets and material sheets, and securing the Construction Manager’s or designee’s signature thereon. The original signed timesheets and material receipts shall accompany all bills and vouchers which the Contractor shall present for payment. Daily time and materials reporting shall be on forms approved by the Construction Manager, and shall reference the appropriate PCO No./ Item No. or change order number. Daily timesheets shall be fully descriptive of the Work performed.

The Contractor shall, if requested by the Construction Manager, make daily reports in writing of all additional Work performed under the provisions of this Paragraph (c). Contractor agrees that all correspondence, records, vouchers, and books of accounts, insofar as they pertain to the changes to the work done under this Paragraph (c), will be open at all reasonable times for inspection and audit by the Construction Manager or its designee.

If the Construction Manager elects to accomplish the change on the basis of cost of labor and materials, the Contractor shall furnish such additional labor and materials, equipment, apparatus, and supervision required to make the requested change, in accordance with the terms and conditions of the Contract, and the Contractor will be paid on the following basis:

(i)    The all inclusive applicable craft straight time wage rates in effect at the time the Work is to be performed, which shall include all benefits and fringes, including, where applicable, but not limited to, Worker’s Compensation Act Tax, unless exempted by the Owner Controlled Insurance Program, and Federal and State Unemployment Insurance contributions.

(ii)    Any premiums paid for authorized overtime shall be reimbursed, at the premium portion only, of the applicable craft rates in effect at the time the work is performed, with an allowance for insurance, where applicable, but no allowance for overhead and profit.

(iii)    The actual net cost of all materials, equipment, and apparatus furnished or rented for such additional work supported by copies of vendors’ invoices. The Contractor will be responsible for securing, and shall give the Owner the full benefit of all cash or other forms of discounts or rebates that are available. All rental equipment provided by Contractor shall be at rates approved by the Construction Manager.

(iv)    Tools and construction equipment with an individual value less than $1,000.00 required for such additional Work will be reimbursed at rate not to exceed 3% of the straight-time labor cost.

(v)    A percentage allowance, as stated below, for overhead and profit on the total of Subparagraphs (i), (iii), and (iv), as previously listed. Said allowances shall be deemed to cover the expenses of all headquarters and field office supervision and administration.

(vi)    If the Contractor shall subcontract any portion of such additional Work, the Contractor shall be reimbursed for the amounts actually paid to the subcontractor, plus a percentage allowance of five (5%) percent for overhead and profit.

(vii)    The cost of time and materials work will be based on the following formula for both Contractor and any subcontractor, if required:

a. Total Material	$
b. Total Equipment	$
c. Total Straight Time Rate:
mh x rate	$
d. Payroll taxes and insurance	$
e. Subtotal	$
f. Overhead and Profit @ 10% of Line e	$
g. Small Tool Allowance not to exceed 3% of Line e	$
h. Subtotal, Lines e, f and g	$
i. Total Premium Time Labor:	$
mh. x rate
j. Subcontract Costs	$
k. Overhead and Profit @ 5% of Line i	$
l. Bond Costs, if any	$
m. Total Costs, Lines h through l	$

7.2.4    (a)    Any written or oral order which, as used in this Paragraph 7.2.4 (a), includes direction, instruction, interpretation, or determination from the Construction Manager that causes a change, shall be treated as a Change Order under this clause; provided, however, that Contractor gives the Construction Manager written notice stating (1) the date, circumstances and source of the order, and (2) that Contractor regards the order as a Change Order. The written notice must be provided as soon as possible, but in no event later than two (2) days after receipt of the written or oral order. No proposal for any change shall be allowed for any costs incurred more than two (2) days before the Construction Manager receives written notice as required. Contractor shall not proceed with the proposed change or incur any costs unless specifically directed to do so by the Construction Manager.

(b)    Except as provided in this clause, no order, statement, or conduct of any person or party other than the Construction Manager shall be treated as a change under this Paragraph 7.2.4, or entitle Contractor to an equitable adjustment.

(c)    No proposal by the Contractor for an equitable adjustment shall be allowed if asserted after final payment. Furthermore, no requests for change orders or submittals of claims of any kind will be accepted 45 days after the Contractor has achieved Substantial Completion. If, however no written notice, as described in the Contract Documents, was given by the Contractor prior to Substantial Completion the request for change order(s) or claim(s) will not be accepted.

(d)    The Construction Manager with the Owners approval may direct the Contractor to implement a change in the Work without regard to the process in Paragraph 7.2.3, and Contractor shall proceed to implement the Change in the Work under the direction of Construction Manager. An amendment to the Contract Documents which will reflect an equitable adjustment in cost and schedule will be subsequently negotiated. If the Construction Manager determines that a Change Order is appropriate under the circumstances, and the Construction Manager and the Contractor are unable to agree upon the resulting impact(s) on the Contract Sum and/or the Period for Completion (if any), the Construction Manager may execute a unilateral Change Order to the Construction Contract. The Contractor shall thereafter promptly, diligently and faithfully perform the work (if it has not already begun to perform such work if previously so directed in writing by the Construction Manager). If Construction Manager and Contractor are unable to negotiate an amendment acceptable to the Owner, the matter will be considered a dispute under Article 4.8.

7.2.5    The Contractor shall maintain a log of the status of all proposed and issued Change Orders which log will be provided at least weekly to the Construction Manager and discussed in the weekly job meetings.”

7.3    (including 7.3.1 through 7.3.9) Delete in its entirety and add the following:

“7.3 Work Directive

7.3.1    A Work Directive is a written order prepared by the Construction Manager and signed by the Construction Manager and Contractor, directing a change in the Work and stating their agreement or disagreement on the following:

.1	A change in the Work.

.2	the amount of the adjustment in the Contract Sum, if any; and

.3	the extent of the adjustment in Schedule, if any.

7.3.2    If a Work Directive requires an adjustment to the Contract Sum, the adjustments will be based upon the pricing formats and procedures set forth in Article 7.2, above. Contractor shall comply with the timeframes set forth in 7.2, above, for notice, pricing and/or schedule information; failure to do so shall be considered a waiver by Contractor of its right to request an equitable adjustment of its Contract Sum or the Schedule.”

8.2.2    On the tenth line, after the word “Work” strike the rest of the sentence.

8.3.1    Beginning on the seventh line, strike the words “pending arbitration”.

9.2.1    On the second line, strike the words “Architect through”; on the sixth line, strike the words “and Architect”; on the sixth line, after the word schedule, strike the words “, unless objected to” and insert “upon acceptance”; on the seventh line strike the words “or Architect,”.

9.7.1    Delete in its entirety.

9.8.2    Delete the last two sentences.

9.10.3    Delete the last sentence in its entirety.

9.10.4    Delete the last sentence in its entirety.

10.1.2    Beginning on the fourteenth line, strike “on which arbitration has not been demanded, or by arbitration under Article 4.”

10.2.1.1    On the second line, after the word “thereby” and the following words “, including, without limitation, Owner’s guests and patrons;”

10.2.1.4    On the first line, add, after “operations”, “, including operation of the existing Mohegan Sun Casino”.

10.2.4    On the third line, add, after “shall”, “notify and obtain the consent of Construction Manager prior to such activities and shall”

11.1    (Including 11.1.1 through 11.1.3) – Delete in its entirety.

11.2    Delete in its entirety.

11.3    (Including 11.3.1 through 11.3.11) – Delete in its entirety.

13.1     Delete in its entirety.

13.2.1    Delete in its entirety.

13.3.1    Delete in its entirety.

13.6.1    Delete in its entirety.

14.1.1    Delete in its entirety.

14.1.2    Delete in its entirety.

14.1.3    Delete in its entirety.

14.2.1    Delete in its entirety.

14.2.2    Delete in its entirety.

14.2.3    Delete in its entirety.

14.2.4    Delete in its entirety.

14.3.1    Delete in its entirety.

14.3.2    Delete in its entirety.

14.3.3    Delete in its entirety.